EXHIBIT 21.1

                   SUBSIDIARIES OF CORNELL CORRECTIONS, INC.
                            (AS OF DECEMBER 31, 1996)
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
                                                                 PERCENTAGE OF VOTING
                                             PERCENTAGE OF       SECURITIES OWNED BY
                                           VOTING SECURITIES         A SUBSIDIARY
                                           OWNED BY CORNELL           OF CORNELL
                                           CORRECTIONS, INC.       CORRECTIONS, INC.
                                           -----------------      -------------------
Cornell Corrections of North America......       100%

The Cornell Cox Group, L.P................        99%                    1%

Cornell Corrections Management, Inc.......       100%
   Cornell Corrections Consulting, Inc....                             100%
   International Self Help Services, Inc..                             100%
   Cornell Corrections of Texas, Inc......                             100%
   Cornell Corrections of California, Inc.                             100%
   Cornell Corrections of Rhode Island, Inc.                           100%
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